                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             RAILWORKS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                (RAILWORKS LOGO)

                                                                  April 29, 1999

Dear Stockholder:

     We cordially invite you to attend our 1999 Annual Meeting of Stockholders on Thursday, May 27, 1999, beginning at 10:00 a.m. local Baltimore time. The meeting will be held at our offices at 1104 Kenilworth Drive, Suite 301, Baltimore, Maryland 21204.

     The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the annual meeting, including (1) the election of three directors and (2) the ratification of the board of directors' appointment of Arthur Andersen LLP as our independent accountants for the 1999 fiscal year.

     It is important that your shares be represented at the annual meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. If you attend the annual meeting and vote in person, your proxy card will not be used. The prompt return of your proxy card will save the expense involved in further communication.

     Your board of directors and I look forward to seeing you at the annual meeting.

                                           Very truly yours,

                                           JOHN G. LARKIN
                                           Chairman of the Board and Chief
                                           Executive Officer

                                (RAILWORKS LOGO)

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1999

                             ---------------------

TO OUR STOCKHOLDERS:

     The 1999 Annual Meeting of Stockholders of RailWorks Corporation will be held on Thursday, May 27, 1999, beginning at 10:00 a.m. local Baltimore time, at our offices at 1104 Kenilworth Drive, Suite 301, Baltimore, Maryland 21204. At the meeting, stockholders will act on the following matters:

          (1) Election of three directors to serve a three-year term;

          (2) Ratification of the appointment of Arthur Andersen LLP as RailWorks' independent accountants for fiscal 1999; and

          (3) Any other matters that properly come before the annual meeting.

     Stockholders of record at the close of business on April 15, 1999 are entitled to attend and vote at the annual meeting or any postponement or adjournment.

                                          By order of the board of directors,

                                          JOHN G. LARKIN
                                          Chairman of the Board and Chief
                                          Executive Officer

April 29, 1999
Baltimore, Maryland

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, THE PROXY CARD WILL NOT BE USED. IF THE PROXY CARD IS MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED. THE PROMPT RETURN OF YOUR PROXY CARD WILL SAVE US THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

                             RAILWORKS CORPORATION
                             1104 KENILWORTH DRIVE
                                   SUITE 301
                           BALTIMORE, MARYLAND 21204
                                 (410) 512-0500

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement contains information regarding the 1999 Annual Meeting of Stockholders of RailWorks Corporation ("RailWorks"). The meeting will be held on Thursday, May 27, 1999, beginning at 10:00 a.m. local Baltimore time, at our offices at 1004 Kenilworth Drive, Suite 301, Baltimore, Maryland 21204. The proxy card enclosed with this Proxy Statement is being solicited by the board of directors. Voting material for the annual meeting, which includes this Proxy Statement, the enclosed proxy card and our 1998 Annual Report, will be mailed to our stockholders on or about April 29, 1999.

                               ABOUT THE MEETING

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

     You are receiving a Proxy Statement and proxy card because you own shares of common stock in RailWorks. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so you can make an informed decision.

     When you sign the proxy card, you appoint John G. Larkin and Michael R. Azarela as your representatives at the meeting. Mr. Larkin and Mr. Azarela will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting in case your plans change.

     If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Larkin and Mr. Azarela will vote your shares, under your proxy, in accordance with their best judgment.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, stockholders will act on the matters outlined in the accompanying Notice of Annual Meeting. These matters include the election of three directors to serve a three-year term on the board of directors and ratification of the appointment of Arthur Andersen LLP as our independent accountants. In addition, management will report on the performance of RailWorks during 1998 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, April 15, 1999, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting, or any postponement or adjournment of the meeting. At the close of business on the record date, 13,889,880 of common stock were outstanding and are entitled to vote at the annual meeting.

HOW MANY VOTES DOES EACH SHARE OF COMMON STOCK ENTITLE ITS HOLDER TO CAST?

     Holders of common stock are entitled to one vote per share on each matter to be voted on at the annual meeting. No cumulative voting rights are authorized and dissenter's rights of appraisal do not apply to the matters being proposed.

WHO CAN ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and may be accompanied by guests. Registration and seating will begin at 9:30 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

     Our Bylaws provide that the presence in person or by proxy of the holders of a majority of the shares entitled to vote the annual meeting is required to hold the meeting and conduct business. This is called a "quorum." Proxy cards received but marked "ABSTAIN" and "broker non-votes" (discussed below) will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted for the three named director nominees and for the ratification of the appointment of Arthur Andersen LLP as our independent accountants.

     You may vote in person at the meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in "street name" (through a broker or other nominee), you must request a legal proxy from the registered holder of those shares to vote at the meeting.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of RailWorks either a notice of revocation or an executed proxy card with a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and so request. Attendance at the annual meeting will not by itself revoke a previously granted proxy.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

     If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain "routine" matters, such as the election of directors. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the annual meeting.

     A brokerage firm cannot vote customers' shares on non-routine matters. Therefore, if your shares are held in street name and you do not vote your proxy, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote each signed proxy in accordance with the recommendations of the board of directors. The board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the board of directors recommends a vote:

     - for election of the three nominated directors (see page 4); and

     - for ratification of the appointment of Arthur Andersen LLP as RailWorks' independent accountants (see page 7).

     With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors. Consequently, shares not voted have no impact on the election of directors. Unless a properly executed proxy card is marked "WITHHOLD AUTHORITY," each signed proxy will be voted "FOR" the three nominees for director.

     Ratification of the Appointment of the Auditors. The affirmative vote of the majority of shares of common stock represented in person or by proxy and entitled to vote on the item is required for approval. A properly executed proxy card marked "ABSTAIN" with respect to the ratification of the appointment of the auditors will not be voted. Accordingly, an abstention will have the effect of a vote "AGAINST" the proposal.

IS MY VOTE CONFIDENTIAL?

     Yes. Only the inspector of elections, MacKenzie Partners, and certain employees of RailWorks will have access to your card. They will tabulate and certify the vote. Your vote will remain confidential, unless you ask that your name be disclosed.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

     RailWorks will announce preliminary voting results at the meeting and will publish the final results in its quarterly report on Form 10-Q for the second quarter of 1999. The report is filed with the Securities and Exchange Commission, and you can get a copy by contacting our Corporate Secretary at
(410) 512-0500 or the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the SEC's EDGAR system at www.sec.gov.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of shares of common stock as of April 1, 1999 by: (1) RailWorks' Chief Executive Officer and all other executive officers who were serving as executive officers at December 31, 1998 (the "Named Executive Officers"); (2) each director; and (3) all directors and executive officers as a group. Unless otherwise provided, all persons listed have sole voting and investment power with respect to their shares.

                                                                SHARES BENEFICIALLY
                                                                       OWNED
                                                              ------------------------
                                                                           PERCENT(1)
                                                                               OF
                                                                           OUTSTANDING
                                                               NUMBER        SHARES
                                                              ---------    -----------
DIRECTORS AND EXECUTIVE OFFICERS:
John G. Larkin(2)...........................................    828,309        6.0%
Michael R. Azarela..........................................    551,747        4.0
John Kennedy................................................    404,021        2.9
Peter Alan Pasch(3).........................................    421,012        3.1
Scott D. Brace..............................................    200,093        1.5
Steve C. Goggin.............................................    292,456        2.1
Lambertus L. Tameling.......................................     72,587          *
Ronald W. Drucker...........................................      3,000          *
R.C. Matney.................................................      2,000          *
All executive officers and directors as a group (10
  persons)..................................................  2,755,225       20.0
OTHER 5% STOCKHOLDER:
BT Alex. Brown Incorporated(4)..............................  2,009,061       13.2

---------------

  * Less than one percent.
(1) As of April 1, 1999, there were 13,796,038 shares of common stock outstanding.
(2) Mr. Larkin's address is c/o RailWorks Corporation, 1104 Kenilworth Drive, Suite 301, Baltimore, Maryland 21204.
(3) Includes 20,000 shares issuable upon exercise of outstanding options to purchase common stock granted to Mr. Pasch on February 25, 1999.
(4) Represents 639,061 shares of common stock and 13,700 shares of Series A convertible preferred stock. Each share of Series A convertible preferred stock is convertible at any time into 100 shares of common stock, subject to certain exceptions. Conversion is prohibited if, after the conversion, BT Alex. Brown Incorporated would own 5% or more of RailWorks' common stock. BT Alex. Brown Incorporated's address is 130 Liberty Street, New York, New York 10006.

                         ELECTION OF DIRECTORS (ITEM 1)

     There are currently nine members of the board of directors. Two of the directors, Messrs. Drucker and Matney, are non-employee, independent directors. Directors serve staggered three-year terms that expire in successive years.

WHO ARE THE NOMINEES THIS YEAR?

     The nominees are Messrs. Kennedy, Pasch and Drucker. Their current terms expire at the 1999 annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" MESSRS. KENNEDY, PASCH AND DRUCKER AS DIRECTORS UNTIL THE 2002 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

WHAT IF A NOMINEE IS UNWILLING TO SERVE?

     Each of the nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director, the board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board. In no event will proxies be voted for the election of more than three nominees to the board of directors.

WHAT IS THE BACKGROUND OF THIS YEAR'S NOMINEES?

     John Kennedy has served as Vice President and a director of RailWorks since its inception in March 1998, and Chief Operating Officer -- Track Contractors since January 1999. From March 1998 to January 1999, he was Chief Operating Officer of RailWorks. Mr. Kennedy has served as President of Kennedy Railroad Builders, Inc. ("Kennedy"), a company that has been acquired by RailWorks, from June 1965 to February 1998, as President of Railcorp, Inc. from April 1986 to February 1998 and as Principal of Alpha-Keystone Engineering, Inc. from January 1996 to February 1998. From 1980 to 1988, Mr. Kennedy served as an Elected Member of the Pennsylvania House of Representatives.

     Peter Alan Pasch has served as a director of RailWorks since its initial public offering (the "IPO") in August 1998 and as Vice President and Chief Operating Officer -- Transit Operations since January 1999. From August 1998 to January 1999, Mr. Pasch served as Chief Executive Officer of Comstock Holdings, Inc. ("Comstock"), a company that has been acquired by RailWorks, and from April 1997 to August 1998 he served as President and Chief Operating Officer of Comstock. From October 1995 to April 1997, Mr. Pasch served as Executive Vice President of Comstock in charge of operations outside the New York Metropolitan area. Mr. Pasch served as Executive Vice President of Comstock from October 1987 to September 1995. Mr. Pasch joined Comstock in 1973 after receiving his Master of Engineering Degree from Rensselaer Polytechnic Institute. Mr. Pasch is a Registered Professional Engineer in 45 states, a Master Electrician in 18 states and is a member of the International Brotherhood of Electrical Workers.

     Ronald W. Drucker has been a director of RailWorks since June 1998. Mr. Drucker has been an independent consultant on transportation and technology issues since May 1992. From September 1966 to April 1992, Mr. Drucker served in various capacities for CSX Corporation and certain of its subsidiaries, including Chief Engineer, Senior Vice President for Transportation and President and Chief Executive Officer of CSX Rail Transport. Additionally, from December 1989 to October 1997, he was the Chairman of the Board of Encompass, a global logistics information partnership. Mr. Drucker also serves on the board of directors of SunTrust Bank, North Florida, N.A., Landstar System, Inc., Jacksonville University, the National Defense Transportation Association and the New World Symphony Orchestra.

WHO ARE THE DIRECTORS CONTINUING IN OFFICE?

  Term Expiring 2000:

     Michael R. Azarela has served as the Executive Vice President, Chief Financial Officer and a director of RailWorks since May 1998. Mr. Azarela was Chief Executive Officer of Comstock from February 1998 to August 1998 and Senior Vice President and Chief Financial Officer of Comstock Group, Inc. ("CGI") and Spie Enertrans S.A. ("Spie") from May 1994 to February 1998, Chairman of the Board of Comstock Holdings, Inc. since November 1996 and Vice President and Treasurer of L.K. Comstock & Co., Inc. ("L.K. Comstock") from September 1992 to April 1994 and in various other positions at Comstock since June 1983. Mr. Azarela is a certified public accountant and has a Master of Business Administration from Iona College.

     Steve C. Goggin has served as a director of RailWorks since the IPO and as President of Merit Railroad Contractors, Inc. ("Merit"), a company that has been acquired by RailWorks, since October 1986. Mr. Goggin is a past President of the National Railroad Construction and Maintenance Association, Inc. (the "NRCMA").

     Lambertus L. Tameling has served as a director of RailWorks since the IPO, as President of U.S. Trackworks, Inc. ("U.S. Trackworks"), a company that has been acquired by RailWorks, since April 1986 and as President of Northern Rail Service and Supply Co. since February 1992. Mr. Tameling is a past President of the NRCMA.

  Term Expiring 2001:

     John G. Larkin has been the Chairman of the Board and Chief Executive Officer and a director of RailWorks since its inception in March 1998. For the past 21 years, Mr. Larkin has worked in the transportation industry. From December 1994 to February 1998, Mr. Larkin was a managing director of BT Alex. Brown Incorporated, where he focused on the transportation industry. Prior thereto, he served in various capacities at BT Alex. Brown Incorporated since 1987, including as an equity research analyst, focused exclusively on the transportation industry. From 1986 to 1987, Mr. Larkin was Assistant Vice President of CSX Transportation, Inc., where he was responsible for strategic planning and analysis. From 1985 to 1986, Mr. Larkin was Director of Strategic Planning of Seaboard System Railroad, Inc. From January 1979 through July of 1982, Mr. Larkin served as an engineering project coordinator for Day & Zimmermann, Inc., an engineering and construction management firm. During this period, Mr. Larkin was focused exclusively on railroad and rail transit design and valuation projects. Mr. Larkin has a Master of Business Administration from Harvard University and a Master of Science in Civil Engineering from the University of Texas.

     Scott D. Brace has served as a director of RailWorks and President of Railroad Service, Inc. ("Railroad Service"), a company that has been acquired by RailWorks, since the IPO. Mr. Brace has served as Vice President of Railroad Service since May 1989 and as President of Minnesota Railroad Service, Inc. since May 1989. Mr. Brace is President-elect of the NRCMA.

     R.C. Matney has been a director of RailWorks since June 1998. Mr. Matney has been President, Chairman of the Board and Chief Executive Officer of Mark VII Transportation Company, Inc., since he founded the company in August 1987. From March 1985 to December 1988, he served as President of American President Distribution Services, Inc. Prior thereto, Mr. Matney was the President of the Surface Transportation Group of Brae Corporation from October 1980 to March 1985. Mr. Matney is a former member of the Intermodal Freight Committee of the National Transportation Research Board.

HOW ARE DIRECTORS COMPENSATED?

     Cash Compensation. Directors who are not currently receiving compensation as officers, employees or consultants of RailWorks are entitled to receive fees of $2,000 per board meeting attended and $1,000 per committee meeting attended, plus reimbursement of expenses for each meeting of the board of directors and each committee meeting that they attend in person. Directors who are also employees of RailWorks are not separately compensated for their service as directors.

     Options. Each non-employee director was granted options to purchase 10,000 shares of common stock upon consummation of the IPO on August 4, 1998. These options are exercisable at $12.00 per share in 25% increments on August 4 of each of 1999, 2000, 2001 and 2002, and expire on August 4, 2008.

HOW OFTEN DID THE BOARD MEET DURING 1998?

     The board of directors met four times during 1998. Each director attended more than 75% of the total number of meetings of the board of directors and committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The board of directors has standing compensation and audit committees.

     Compensation Committee. The compensation committee consists of Messrs. Drucker and Matney, RailWorks' two independent directors. The compensation committee establishes salaries, incentives and other forms of compensation for senior officers of RailWorks, administers RailWorks' incentive compensation and benefit plans and recommends policies relating to such plans. This committee met one time in 1998.

     Audit Committee. The audit committee consists of Messrs. Drucker and Matney. This Committee reviews RailWorks' accounting practices, internal accounting controls and financial results and oversees the engagement of RailWorks' independent auditors. The audit committee met one time in 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Neither Mr. Drucker nor Mr. Matney, the members of the compensation committee, has engaged in related party transactions with RailWorks.

                         RATIFICATION OF APPOINTMENT OF
                        INDEPENDENT ACCOUNTANTS (ITEM 2)

     RailWorks has appointed Arthur Andersen LLP as RailWorks' independent accountants for the fiscal year ending December 31, 1999. Arthur Andersen LLP has served as RailWorks' independent accountants since its inception in 1998.

     Representatives of Arthur Andersen LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS RAILWORKS' INDEPENDENT ACCOUNTANTS FOR FISCAL 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Set forth below is a description of certain transactions and relationships between RailWorks and certain officers, directors and principal stockholders of RailWorks. On August 4, 1998, RailWorks acquired in separate concurrent transactions 14 groups of companies (the "Founding Companies") engaged principally in the rail system services and products business and RailWorks consummated its IPO. Set forth below also is certain information regarding transactions and relationships prior to the IPO between certain of the Founding Companies and their respective officers, directors and principal stockholders.

GENERAL

     Prior to the IPO, certain of the Founding Companies engaged in transactions with companies that are under common ownership, which transactions are described below. Since the IPO, transactions between RailWorks and its officers, directors or principal stockholders must be approved by a majority of the disinterested members of the board of directors.

ACQUISITION OF CERTAIN FOUNDING COMPANIES

     On August 4, 1998, concurrently with the consummation of the IPO, RailWorks acquired all of the outstanding stock of the Founding Companies. Certain of the directors and executive officers of RailWorks were owners of certain of the Founding Companies. These companies, and the consideration their owners received in the acquisitions, are set forth below:

                                                                  CONSIDERATION
                                                          -----------------------------
                                                                            SHARES OF
                                                              CASH         COMMON STOCK
                                                          -------------    ------------
FOUNDING COMPANY
Comstock Holdings, Inc..................................  $13.1 million     2,959,291
Kennedy Railroad Builders, Inc..........................    2.8 million       386,795
Merit Railroad Contractors, Inc.........................    2.0 million       292,456
Railroad Service, Inc...................................    3.5 million       454,680
U.S. Trackworks, Inc....................................    1.3 million       305,609

     Michael R. Azarela, former Chief Executive Officer of Comstock, is Executive Vice President, Chief Financial Officer and a director of RailWorks. Upon completion of the IPO, Peter Alan Pasch, then President and Chief Operating Officer of Comstock became a director of RailWorks. John Kennedy, then President of Kennedy, is the Vice President and Chief Operating Officer -- Track Contractors and a director of RailWorks. Upon completion of the IPO, Steve C. Goggin, President of Merit, Scott D. Brace, President of Railroad Service, and Lambertus L. Tameling, President of U.S. Trackworks, became directors of RailWorks. Each of Messrs. Azarela, Pasch, Kennedy, Goggin, Brace and Tameling entered into a two-year employment agreement with RailWorks in connection with the acquisition of the Founding Companies.

COMSTOCK

     Effective January 1, 1997, Comstock acquired all of the outstanding stock of L.K. Comstock from Spie for $5.0 million plus a contingent payment of up to $5.0 million based on 1997, 1998 and 1999 pre-tax income (the "Comstock Acquisition"). In May 1998, Comstock agreed to pay Spie $1.6 million in lieu of such contingent payment, which amount was paid by RailWorks on September 8, 1998.

     In connection with the Comstock Acquisition, Comstock, L.K. Comstock, Spie and CGI entered into an Indemnity and Cooperation Agreement pursuant to which L.K. Comstock issued a contingent promissory note to Spie in the amount of approximately $14.9 million (the "Contingent Note") collateralized by any proceeds derived from three projects (the "Spie Projects") for which Comstock had not been fully paid. Each of these projects is the subject of a lawsuit in which L.K. Comstock seeks payment of a portion of the contract price. In each proceeding, the defendant has filed a counterclaim against L.K. Comstock for breach of contract. Spie is obligated to indemnify L.K. Comstock for all losses and expenses incurred with respect to these lawsuits. The Contingent Note is payable only from amounts collected by L.K. Comstock with respect to the Spie Projects prior to April 3, 2007, at which time the Contingent Note will be canceled. As such, Spie and any successor or creditor may not look to any other assets of L.K. Comstock or RailWorks to satisfy the Contingent Note.

RELATED PARTY LEASES

     During 1998, companies controlled by Mr. Goggin and his spouse leased certain property and equipment to one of the operating companies. Property lease payments made by such operating company totaled approximately $81,000 in 1998. Equipment lease payments made by such operating company totaled approximately $250,000 in 1998.

LOANS TO OFFICERS

     Pursuant to terms of employment agreements, RailWorks made loans to certain of its executive officers to cover income taxes due with respect to grants of restricted common stock. These loans, which are due in full on August 4, 2003, were in the following principal amounts: John G. Larkin -- $609,000; Michael R. Azarela -- $126,000; and John Kennedy -- $95,000.

                             EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENTS

     RailWorks has employment agreements with each of Messrs. Larkin, Azarela and Kennedy. The agreements expire on December 31, 2001 (the "Expiration Date") and will continue on a year-to-year basis, unless terminated by either party. Each agreement is terminable by RailWorks with or without cause or upon the employee's death or inability to perform his duties on account of a disability for a period of six months during any consecutive 12-month period or by the employee. The agreements provide for annual base salaries of $275,000, $200,000 and $100,000 for Messrs. Larkin, Azarela and Kennedy, respectively, and provide that these executive officers will receive 5%, 2% and 1.5% respectively, of RailWorks' first bonus pool (the "First Bonus Pool") and 33.3%, 13.3% and 10.0%, respectively, of RailWorks' second bonus pool (the "Second Bonus Pool"). The First Bonus Pool consists of 10% of RailWorks' pre-tax profits, and the Second Bonus Pool consists of 15% of the amount by which RailWorks' net income exceeds certain benchmarks. In addition, the agreements provided for the grant of shares of restricted stock, as described under the heading "Executive Compensation Summary Table" below. The agreements provide further that the employee may request a loan from RailWorks in the amount of the income taxes due on stock granted to the employee under his employment agreement. These loans are collateralized only by the stock granted and the employee otherwise has no personal obligation to repay the loan. The term of these loans is five years, requiring annual interest payments; however, the term is accelerated following termination of employment. Each agreement also contains noncompetition, nonsolicitation and confidential information provisions.

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth the total compensation earned by the Named Executive Officers for services rendered in all capacities to RailWorks during the year ended December 31, 1998.

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                      ANNUAL            AWARDS
                                                   COMPENSATION      ------------
                                               --------------------   RESTRICTED     ALL OTHER
NAME                          POSITION          SALARY       BONUS   STOCK AWARDS   COMPENSATION
----                          --------         --------     -------  ------------   ------------
John G. Larkin........  Chairman of the Board  $236,842          --     678,299            --
                        and Chief Executive
                        Officer
Michael R. Azarela....  Executive Vice           83,333(2)  $23,000     150,735       $85,001(1)
                        President, Chief
                        Financial Officer
John Kennedy..........  Vice President, Chief    41,667(2)       --     150,735            --
                        Operating Officer --
                        Track Contractors
Peter Alan Pasch......  Vice President, Chief    83,333(2)   23,000          --        21,200(3)
                        Operating Officer --
                        Transit

---------------

(1) Represents $39,801 in moving expenses that were paid by RailWorks, $2,000 in automobile allowance, $1,000 in life insurance premiums, $34,000 in FICA and $8,200 in 401(k) contributions.
(2) Does not reflect compensation earned for services rendered by the Named Executive Officers to their respective Founding Companies prior to the IPO.
(3) Represents $3,000 in automobile allowance, $2,000 in life insurance premiums, $8,000 in FICA and $8,200 in 401(k) contributions.

     Stock Options. As of December 31, 1998, none of the Named Executive Officers had been granted any options to purchase common stock.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation committee of the board of directors has furnished the following report on executive compensation for fiscal 1998.

     RailWorks began operating as a holding company in August 1998. The initial compensation structure for RailWorks' executive officers was primarily determined by the board of directors and is set forth in employment agreements with each executive officer. The employment agreements generally provide for an annual base salary and annual performance-based and discretionary bonus awards. See "-- Employment Agreements" above. Pursuant to the employment agreements, in 1998 Messrs. Larkin, Azarela and Kennedy were awarded an aggregate of 979,769 restricted shares of common stock upon consummation of

RailWorks' initial public offering. See "-- Executive Compensation Summary Table" above. In determining compensation levels, the board considered, among other things, competitive market conditions, projected company earnings and the executive officers' salaries prior to consummation of the acquisition by RailWorks of the founding companies by which executive officers were employed. Annual salary increases will be considered by the compensation committee upon the recommendation of the Chief Executive Officer. RailWorks' overall goal is to remain competitive with the marketplace on a total compensation basis, including base salary and annual and long-term incentives.

     RailWorks uses long-term incentive compensation to compensate for achievement of performance measures which extend beyond one year, while at the same time aligning management's interests with the interests of stockholders. The compensation committee believes that stock-based awards are most appropriate for long-term incentive compensation. In 1998, RailWorks adopted the 1998 Incentive Stock Plan (the "Incentive Plan"). Individual awards under the Incentive Plan may take the form of one or more of (1) stock options, (2) stock appreciation rights, (3) restricted or deferred stock, (4) dividend equivalents,
(5) bonus awards in lieu of company obligations to pay cash compensation and (6) other awards the value of which is based in whole or in part upon the value of RailWorks' common stock. The compensation committee administers the Incentive Plan and generally selects the individuals who receive rewards based on the recommendation of the Chief Executive Officer.

     In 1998, John G. Larkin, RailWorks' Chairman of the Board and Chief Executive Officer, earned $236,842 in base salary (based on a salary rate of $275,000 per year) and was granted 678,299 restricted shares of common stock. The compensation committee believes Mr. Larkin has been responsible for much of RailWorks' initial success. Mr. Larkin has assembled an outstanding management group and has furnished leadership in all areas of RailWorks' business.

                                         THE COMPENSATION COMMITTEE
                                                Ronald W. Drucker
                                                   R.C. Matney

     The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent RailWorks specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                               PERFORMANCE GRAPH

     The following stock price performance graph compares RailWorks' stock price performance to the Russell 2000 Index and RailWorks' two peer group indices. The stock price performance graph assumes an investment of $100 in RailWorks, the Russell 2000 Index and in the two peer group indices on July 30, 1998 (the date that the common stock was first publicly traded) and measures the return thereon at various points based on closing prices on the dates indicated, assuming reinvestment of dividends. RailWorks' peer groups consist of: (1) certain companies that provide services and products to rail systems -- Harmon Industries, Inc. (HRMN), ABC - NACO, Inc. (ABCR), Greenbrier Companies, Inc.
(GBX), Johnstown America Industries Inc. (JAII) and Motive Power Industries, Inc. (MPO); and (2) consolidating companies in the contracting industry -- Integrated Electrical Services, Inc. (IES), Group Maintenance America Corp. (MAK), Emcore Group, Inc. (EMCG) and Quanta Services, Inc. (PWR). CHART

                                                                         Rail Services       Contractor
        Measurement Period                              Russell 2000      and Products      Consolidator
      (Fiscal Year Covered)            RailWorks           Index           Peer Group        Peer Group
7/30/98                                          100               100               100               100
8/31/98                                          100             78.68             76.13             80.12
9/30/98                                        68.48             84.65             87.23             81.53
10/30/98                                       57.61             88.05             93.04             85.52
11/30/98                                       70.65             92.61             97.60             97.31
12/31/98                                       71.74             98.24             96.66            104.32

     The Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either of the Acts, except to the extent RailWorks specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, RailWorks knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly bought before the meeting for action by stockholders, proxies in the enclosed form returned to RailWorks will be voted in accordance with the recommendation, in accordance with the judgment of the proxy holder.

                             ADDITIONAL INFORMATION

     Stockholder Proposals. Any stockholder proposals intended to be presented at the 2000 annual meeting of stockholders and eligible for inclusion in the Proxy Statement and form of proxy to be distributed by the board of directors in connection with such meeting must be submitted to RailWorks in writing on or before December 31, 1999. Any stockholder proposals intended to be presented from the floor at RailWorks' 2000 annual meeting of stockholders must be submitted to RailWorks in writing on or before March 16, 2000 or the persons appointed as proxies may exercise their discretionary voting authority with respect to the stockholder proposal.

     Annual Report on Form 10-K. RAILWORKS WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS), UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER AS OF RECORD AS OF APRIL 15, 1999. Copies of exhibits to the Annual Report on Form 10-K will be furnished (upon payment of RailWorks's reasonable expenses in furnishing such exhibits) upon request to:

                            RailWorks Corporation
                            1104 Kenilworth Drive
                            Suite 301
                            Baltimore, Maryland 21204
                            Attention: Corporate Secretary

     Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by RailWorks. The cost of soliciting proxies in the enclosed form will be borne by RailWorks. RailWorks has retained MacKenzie Partners, 156 Fifth Avenue, PH 3, New York, New York 10010, to aid in the solicitation. For these services, RailWorks will pay MacKenzie Partners a fee of $2,500 and reimburse it for certain out-of-pocket disbursements and expenses. Officers and regular employees of RailWorks may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. RailWorks will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors of RailWorks and persons who beneficially own more than ten percent of RailWorks' common stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to RailWorks, with respect to each such person's beneficial ownership of RailWorks' equity securities. Based solely upon a review of the copies of such reports furnished to RailWorks and certain representations of such persons, RailWorks believes that all filings were timely.

                                          By order of the board of directors,

                                          JOHN G. LARKIN
                                          Chairman of the Board and
                                          Chief Executive Officer

April 29, 1999

                             RAILWORKS CORPORATION
                                   PROXY CARD
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS ON MAY 27, 1999

   The undersigned hereby appoints JOHN G. LARKIN and MICHAEL R. AZARELA, and each of them, Proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of RailWorks Corporation ("RailWorks"), which the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Stockholders to be held on Thursday, May 27, 1999, beginning at 10:00 a.m. local Baltimore time, at RailWorks' offices at 1104 Kenilworth Drive, Suite 301, Baltimore, Maryland 21204 and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said Proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the annual meeting or any adjournment thereof.
Proposal No. 1. To elect three directors to serve three-year terms, as follows:
                                John Kennedy
                                Peter Alan Pasch
                                Ronald W. Drucker

  [ ]  FOR ALL NOMINEES
       (except as marked to the contrary)

  [ ]  WITHHOLD AUTHORITY
       to vote for all nominees listed

 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
                           A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)
Proposal No. 2. To ratify the action of the board of directors appointing Arthur
                Anderson LLP as RailWorks' independent auditors for the year ending December 31, 1999.
        [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN
 In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

                         (PLEASE SIGN ON REVERSE SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS. IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE ANNUAL MEETING FOR ACTION TO BE TAKEN THEREUNDER, THIS PROXY WILL BE VOTED ON SUCH MATTERS BY THE PERSONS NAMED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                           Dated:
                                                 -------------------------, 1999

                                           -------------------------------------
                                                        (Signature)

                                           -------------------------------------
                                                        (Signature)

                                           (Name(s))
                                                     ---------------------------

                                           Please sign exactly as your name or
                                           names appear hereon. Where more than
                                           one owner is shown above, each should
                                           sign. When signing in a fiduciary or
                                           representative capacity, please give
                                           full title. If this Proxy is
                                           submitted by a corporation, limited
                                           liability company or partnership, it
                                           should be executed in the full entity
                                           name by a duly authorized officer,
                                           member or partner, as the case may
                                           be.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.